PRESS RELEASE

Third and Final Gasifier Operation Begins at

Synthesis Energy Systems’ Yima Joint Venture Plant

Commissioning Progress on Plan with Early Summer Target for Methanol Production

HOUSTON, March 21, 2013 -- Synthesis Energy Systems, Inc. (Nasdaq: SYMX) ("SES") has completed another important milestone leading toward the final commissioning of its Yima Joint Venture project in Henan Province, China – the beginning of operation of the third and final gasification train.

The first gasification system was placed into operation and produced initial methanol from the plant in December 2012. It was followed by the successful simultaneous operation of two gasification trains in February 2013 and the continuing production of raw methanol. The Yima JV continues to complete all of the remaining required commissioning steps and is increasing the production of methanol, as planned, in order for the plant to become fully operational at commercial scale.

"The Yima JV plant is progressing as expected with the third gasifier now beginning operations. The third gasification system is designed to allow the plant to operate with high reliability in order to meet our annual production of methanol,” said Robert Rigdon, president and CEO of SES. “Our Yima JV plant is designed to produce 300,000 tonnes of methanol per year from two operating gasification systems. This joint venture is an important validation of our technology and design and we expect it to provide meaningful cash flows for the Company. The plant is moving to full scale, steady-state operation with methanol production, which is expected around early summer."

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to effect the proposed ZJX/China Energy transaction based on its ongoing discussions with ZJX and China Energy, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC

Matthew D. Haines (Investors)

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Richard Anderson

Senior Managing Director

(718) 986-1596

SES@feintuchpr.com